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                                                                    EXHIBIT 6(c)

                                AMENDMENT NO. 1
                                      TO
                         MASTER DISTRIBUTION AGREEMENT
                                    BETWEEN
                           TAX-FREE INVESTMENTS CO.
                                      AND
                            FUND MANAGEMENT COMPANY

     The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between TAX-FREE INVESTMENTS CO., a Maryland corporation and FUND MANAGEMENT COMPANY, a Texas corporation, is hereby amended as follows:

     Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                 APPENDIX A TO
                       MASTER DISTRIBUTION AGREEMENT OF
                           TAX-FREE INVESTMENTS CO.

Cash Reserve Portfolio
 .    Cash Management Class
 .    Institutional Class
 .    Personal Investment Class
 .    Private Investment Class
 .    Reserve Class
 .    Resource Class


     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:_________________, 1998.

                                         TAX-FREE INVESTMENTS CO.


Attest:________________________          By:_____________________________
Name:                                    Name:  Robert H. Graham
Title:                                   Title: President

(SEAL)


                                         FUND MANAGEMENT COMPANY


Attest:________________________          By:_____________________________
Name:                                    Name:  J. Abbott Sprague
Title:                                   Title: President

(SEAL)